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                                                                   EXHIBIT 99(i)


                                February 11, 2000


Lend Lease Funds
207 East Buffalo Street
Suite 400
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

         As counsel to Lend Lease Funds, a Delaware business trust (the "Trust"), we have been asked to render our opinion in connection with the issuance by the Trust of an unlimited number of shares, $.0001 par value per share (the "Shares"), of the Trust representing interests in the Lend Lease U.S. Real Estate Securities Fund (the "Fund"), the sole series of the Trust, which has been established and designated pursuant to the Trust's Master Trust Agreement dated October 28, 1999, as amended to date, and as more fully described in the prospectus and statement of additional information contained in the Registration Statement on Form N-1A (Registration No. 333-90085) filed by the Trust.

         We have examined the Master Trust Agreement of the Trust dated October 28, 1999, as amended to date, the By-Laws of the Trust, certain resolutions adopted by the Board of Trustees of the Trust, the prospectus and statement of additional information which form a part of the Amendment and such other documents as we deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, which are the subject of the foregoing Registration Statement will, when sold in accordance with the terms of the prospectus and statement of additional information relating to the Shares, as in effect at the time of the sale, will be legally issued, fully-paid and non-assessable by the Trust.

         We also hereby consent to the reference to this firm in the prospectus and statement of additional information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                               Very truly yours,

                                               /s/ Goodwin, Procter & Hoar LLP

                                               GOODWIN, PROCTER & HOAR LLP